Exhibit 13
                  O.R.I. FUNDS, INC.

             STOCK SUBSCRIPTION AGREEMENT


To the Board of Directors of O.R.I. Funds, Inc.:

          The undersigned purchaser (the "Purchaser") hereby subscribes to 7,500 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of O.R.I. Funds, Inc. (the "Fund") in consideration for which the Purchaser agrees to transfer to you upon demand Seventy-Five Thousand Dollars ($75,000) in cash.

          It is understood that a certificate
representing the Shares shall not be issued to the undersigned, but such ownership shall be recorded on the books and records of the Fund's transfer agent.
Notwithstanding the fact that a certificate representing ownership will not be issued, said Shares shall be deemed fully paid and nonassessable.

          The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

          The Purchaser acknowledges that costs
incurred by the Fund in connection with its organization, registration and initial public offering of Shares of the Fund have been deferred and are being amortized over a period of five years from the date upon which the Fund commences its investment activities.

          The Purchaser agrees that in the event any of the Shares purchased hereunder are redeemed during such five year period, the Fund is authorized to reduce the redemption proceeds to cover any unamortized organizational expenses in the same proportion as the number of Shares being redeemed bears to the number of Shares outstanding at the time of redemption. If, for any reason, said reduction of redemption proceeds is not in fact made by the Fund in the event of such a redemption, the Purchaser agrees to reimburse the Fund immediately for any unamortized organizational expenses in the proportion stated above.

          Dated and effective this 7th day of December, 1993.


                                   /s/ Richard O. Klaskin
                                   ------------------------
                                   Richard O. Klaskin,
                                   Individual
                                   Retirement Account
Page Two
Subscription Agreement


                      ACCEPTANCE


          The foregoing subscription is hereby
accepted. Dated and effective as of this 7th day of December, 1993.

                                   O.R.I. FUNDS, INC.


                                   By:/s/ David M. Klaskin
                                     --------------------------
                                     David M. Klaskin,
                                     President


                                   Attest:/s/ Mark C. Pappas
                                          ----------------------
                                          Mark C. Pappas,
                                          Secretary


                  O.R.I. FUNDS, INC.

             STOCK SUBSCRIPTION AGREEMENT


To the Board of Directors of O.R.I. Funds, Inc.:

          The undersigned purchaser (the "Purchaser") hereby subscribes to 2,500 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of O.R.I. Funds, Inc. (the "Fund") in consideration for which the Purchaser agrees to transfer to you upon demand Twenty-Five Thousand Dollars ($25,000) in cash.

          It is understood that a certificate
representing the Shares shall not be issued to the undersigned, but such ownership shall be recorded on the books and records of the Fund's transfer agent.
Notwithstanding the fact that a certificate representing ownership will not be issued, said Shares shall be deemed fully paid and nonassessable.

          The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

          The Purchaser acknowledges that costs
incurred by the Fund in connection with its organization, registration and initial public offering of Shares of the Fund have been deferred and are being amortized over a period of five years from the date upon which the Fund commences its investment activities.

          The Purchaser agrees that in the event any of the Shares purchased hereunder are redeemed during such five year period, the Fund is authorized to reduce the redemption proceeds to cover any unamortized organizational expenses in the same proportion as the number of Shares being redeemed bears to the number of Shares outstanding at the time of redemption. If, for any reason, said reduction of redemption proceeds is not in fact made by the Fund in the event of such a redemption, the Purchaser agrees to reimburse the Fund immediately for any unamortized organizational expenses in the proportion stated above.

          Dated and effective this 7th day of December, 1993.


                                   /s/ Samual Wegbreit
                                   ------------------------
                                   Samual Wegbreit,
                                   Individual
                                   Retirement Account

Page Two
Subscription Agreement


                      ACCEPTANCE


          The foregoing subscription is hereby
accepted. Dated and effective as of this 7th day of December, 1993.

                                   O.R.I. FUNDS, INC.


                                   By:/s/ David M. Klaskin
                                      -------------------------
                                      David M. Klaskin,
                                      President


                                   Attest:/s/ Mark C. Pappas
                                          ----------------------
                                          Mark C. Pappas,
                                          Secretary